United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 26, 2023 (April 20, 2023)

Date of Report (Date of earliest event reported)

Prime Number Acquisition I Corp

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-419394	86-2378484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1129 Northern Blvd, Suite 404 Manhasset, NY	11030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 347-329-1575

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, on-half of one Warrant and one Right	PNACU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	PNAC	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	PNACW	The Nasdaq Stock Market LLC

Rights, each right exchangeable for on-eighth (1/8) of one share of Class A Common Stock at the closing of a business combination	PNACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 20, 2023, Prime Number Acquisition I Corp. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications division (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not paid certain fees required by Nasdaq Listing Rule 5250(f) and that the Company will be delisted unless it appeals such determination. As of the date of the Notice, the Company’s past due fee balance totaled $70,000. If the Company elects not to appeal, trading of its common stock will be suspended at the opening of business on May 1, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company made the payment of annual listing fee of $70,000 in full on April 24, 2023. On April 25, 2023, the Staff notified the Company via a second letter that the matter is closed. The Company expects its common stock continue to be listed and trading on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prime Number Acquisition I Corp.

Date: April 26, 2023	By:	/s/ Dongfeng Wang
Name: Dongfeng Wang
Title: Chief Executive Officer